Exhibit 10.5

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
STATEMENT OF WORK #1
to the
CONTRACT DEVELOPMENT MANUFACTURE AGREEMENT
between
SERUM LIFE SCIENCES LIMITED
and
NOVAVAX, INC.
THIS STATEMENT OF WORK No. 1 (“SOW No. 1”) is made, effective as of 29, April 2022 (“Effective Date of SOW No. 1”) by and between Serum Life Sciences Limited (“SLS”), a company duly incorporated having its registered office situated in England and Wales, formerly known as Covicure Holdings Limited having its principal office at 15 Grosvenor Street, London, W1 K 4QZ, United Kingdom, and Novavax, Inc., a Delaware USA corporation having a place of business at 21 Firstfield Rd., Gaithersburg, MD 20878 (“Novavax”) and is incorporated as an integral part of the Contract Development Manufacture Agreement dated October 21, 2021, as amended from time to time, (hereinafter referred to as the “Agreement”) and entered into between the Parties. SLS and Novavax may each be referred to, individually, as a “Party” or, collectively, as the “Parties.”
WHEREAS, the Parties have entered into the Agreement to govern SLS’ Development, Manufacture and supply (itself and/or through one or more Affiliates or Subcontractors) of Novavax’ requirements of Drug Products for further commercial use and sale by Novavax in the Territory; and
WHEREAS, in the Agreement, the Parties have agreed to execute, as required, mutually agreed upon Statements of Work (“SOWs”) to set forth the scope of the project, general statement of stages and activities, pricing, the schedule of milestones, deliverables and payments and other pertinent information, in order to prepare for, initiate and conduct the Services, including, as applicable, the project plan, Technology Transfer and Process Development for and Manufacture of the applicable Drug Product; and
WHEREAS, accordingly, the Parties now intend to execute this SOW No. 1, which is made an integral part of the Agreement from the Effective Date of SOW No. 1; and
WHEREAS, capitalized terms used in this SOW No. 1 will have the same meaning as set forth in the Agreement unless otherwise defined herein.
NOW THEREFORE, in consideration of the mutually agreed terms and conditions and covenants herein and in the Agreement, the sufficient of which the Parties acknowledge, the Parties agree as follows:
1.Scope of Work
1.1SLS shall (either itself or through its Affiliates or Subcontractors): (i) receive from Novavax and properly store Antigen and Adjuvant, including other Novavax Supplied Items, for use in the Manufacture by SLS of Drug Product NVX-CoV2373; (ii) SLS to perform aseptic Manufacturing of Drug Product in [***] vials, including process performance qualification (“PPQ”) and commercial scale Manufacturing based on Novavax defined Specifications; (iii) undertake secondary commercial packaging in respect of the Manufactured Drug Product based on Novavax defined Specifications, (iv) procure all Raw Materials required for such activities; (v) perform testing required for release of the Manufactured and packaged Drug Product; and (vi) store and Deliver the packaged Drug Product outside India at a location as preferred and instructed by Novavax.
2.Responsibilities and Activities of Parties
2.1Novavax’ Responsibilities and Activities include:
2.1.1Provide the Novavax Supplied Items for Manufacture.
2.1.2Transfer, including Technology Transfer, of methods and process knowledge essential to Manufacture of Drug Product based on the Specifications provided.
2.1.3Provide formulation strategy and Specifications.
2.1.4Transfer of test methods required for release of Manufactured Drug Product.
2.1.5Provide secondary packaging artwork and label text, specific to all applicable end markets, for commercial packaging of Drug Product to be done by SLS.
2.1SLS’ Responsibilities and Activities include:
2.2.1Pursuant to Section 5 below, secure an ongoing supply of the Raw Materials necessary for Manufacture and secondary packaging of Drug Product, pursuant to Novavax’ Initial Forecast and [***] Updated Forecast and associated Purchase Orders.
2.2.2[***] upon its receipt of any Novavax Supplied Items, SLS shall label and inventory the Novavax Supplied Items as distinct and separate from any other inventory maintained by SLS (whether for purposes of this SOW No. 1 or any other SOW or other agreement with Novavax or any other entity). Such inventory shall be available for review and audit by Novavax on a [***]. Additionally, SLS shall provide [***] assistance, including records and reporting, as required, in order to allow Novavax to satisfy its requirements under US GAAP.
2.2.3Manufacture of Drug Product will be performed on a commercial scale upon the successful completion of start-up activities (engineering run(s), small scale GMP runs, and PPQ batches), based on parameters agreed by the Parties.

2.2.3.1Associated start-up activities SLS to be responsible for, as deliverables to Novavax, include:
Technical risk assessment.
Provision of Master Batch Record.
Provision of PPQ protocol.
2.2.4Drug Product will be formulated based on a mutually defined and agreed to strategy, including the Specifications provided by Novavax.
2.2.5Carry out manufacture at Batch size and scale defined and approved by Novavax. Current validated range of up to [***] per Batch.
2.2.6Manage time out of refrigeration (“TOR”) for formulated Drug Product at a level below the Novavax recommended TOR threshold of [***], unless otherwise agreed in writing between the Parties. TOR to be documented in the Master Batch Record.
3.Specifications: See Annex 1.
4.Novavax Supplied Items. Novavax shall supply Antigen and Adjuvant Components for use in Manufacture of Drug Product.
5.Raw Materials. SLS shall provide the Raw Materials set forth in the regulatory filings supporting the applicable Regulatory Approval(s).
6.Milestones and Deliverables.
6.1SLS to commence commercial Manufacturing based on the Initial Forecast and periodic Updated Forecast, and associated Purchase Orders, provided by Novavax’ Supply Chain Planning, carried out upon associated regulatory approvals. SLS will provide an ongoing schedule to Novavax confirming anticipated release of Product consistent with the Delivery Date specified in a Purchase Order, to support Novavax arrangement of shipments of Product.
6.2SLS, either itself or through its Affiliates or Subcontractors, will [***] notify Novavax if SLS is aware that it will be unable to meet any deadline for Release of a Batch or any other milestone or deliverable.
7.Initial Forecast; Purchase Orders
The Initial Forecast is set forth in Annex 2. Initial Forecast is conditional to the final formulation strategy determined by SLS and Novavax (impacts to dosage outputs), the projected output of Novavax’ drug substance supply, and the securing of all needed import licenses by SLS to enable shipment of Novavax Supplied Items.
Novavax will issue Batch specific Purchase Orders (PO), and SLS’ invoices shall be submitted per Batch with reference to the appropriate PO.

8.Delivery Terms
Incoterms based on activity related to this SOW No. 1:
8.1Novavax Supplied Items:
8.1.1Novavax shall deliver Novavax Supplied Items [***], provided that title and risk of loss to Novavax Supplied Items [***].
8.1.2[***] are responsible for obtaining import licenses as needed to support the program, as well as act as the Importer of Record (IOR).
8.2Finished Drug Product for Novavax customers:
8.2.1SLS shall (either itself or through its Affiliates or Subcontractors) ship Drug Product [***].
8.2.2[***] shall [***] be responsible for the exportation clearance and process and act as Exporter of Record.
9.Pricing; Storage Fee
9.1Service Fee and Incentive Fee. The price per dose of Drug Product Delivered under this SOW No.1 (“Drug Product Dose”) shall be [***] (the “Service Fee”) plus [***] (the “Incentive Fee”). The Service Fee shall be due and payable upon Delivery of the Drug Product Dose in accordance with the terms and conditions of the Agreement, including, but not limited to, Section 6.1.1 of the Agreement. The Incentive Fee shall be paid in accordance with Section 9.1.2 below.
9.1.1“Net Sales Price” means [***]
9.1.2Incentive Fee Payment. Any Incentive Fee Amount(s) payable under this SOW No.1 shall be calculated [***] as of [***] (each a “Incentive Fee Payment”). Novavax shall submit the Incentive Fee Payment together with the delivery of a written sales report to SLS within [***] that show Net Sales of Drug Product Doses recognized during such [***], stating gross sales (including number of doses, price per dose, Net Sales Price(s), and reasonable details relating to the deductions made in determining Incentive Fee Amount(s)). All such Incentive Fee Payments shall be made in [***]. For the purpose of computing the Net Sales sold in a currency other than [***], such currency shall be converted from local currency to [***] by Novavax in accordance with the rates of exchange for the relevant month for converting such other currency into [***] used by Novavax’ internal accounting systems.
9.2If storage is needed as provided for in Section 4.4.3 of the Agreement, then SLS shall invoice Novavax on [***] basis for all actual reasonable costs and expenses incurred in storing such Drug Products.

10.Quantity of Drug Product Doses. Under this SOW No.1, Novavax hereby commits to purchase and SLS hereby, subject to the terms of the Agreement, agrees to Manufacture or have Manufactured, and supply the quantity of Drug Product Doses as specified in each Purchase Order issued hereunder; provided, however, that the aggregate quantity under this SOW No. 1 shall not exceed eighty million (80,000,000) Drug Product Doses.
11.Miscellaneous
11.1The delay or failure by Novavax in obtaining any import or other authorizations, which Novavax is required hereunder to obtain for the Delivery of Drug Product pursuant to this SOW No. 1, may affect the timing of Delivery by SLS. Accordingly, to the extent such delay or failure by Novavax is the direct cause of a delay in Delivery by SLS despite its use of [***], such delay in Delivery by SLS shall not be construed as a breach of this SOW No. 1 by SLS or its Affiliates or Subcontractors.
11.2The Term of this SOW No. 1 shall commence from the Effective Date of SOW No. 1 and shall thereafter continue for a period of one (1) year unless terminated or extended as per the mutual agreement between the Parties.
11.3All terms and conditions of this SOW No. 1 shall be read conjunctively and harmoniously with the Agreement and Quality Agreement, and, except as expressly stated to the contrary herein, all terms and conditions of the Agreement shall continue to apply to this SOW No. 1. Further, any conflict between the terms of the Agreement and this SOW No.1, then the terms of the Agreement shall take precedence.
11.4This SOW No. 1 may only be modified by a written document, signed by the duly authorized representatives of both Parties.
11.5Subject to clause 5.4 of the Agreement, Novavax will have restricted access to the Drug Product manufacturing facilities and storage locations used by SLS for the purposes of this SOW No. 1.
[Signature Page Follows this Page]

IN WITNESS WHEREOF, the Parties have caused this SOW No. 1 to be executed by their respective duly authorized officers as of the Effective Date of SOW No. 1.

NOVAVAX, INC.	SERUM LIFE SCIENCES LIMITED
By: /s/ John A. Herrmann III	By: [***]
Name: John A. Herrmann III	Name: [***]
Title: EVP, CLO, BD	Title: [***]
Date: 29 April 2022	Date: 29/04/2022

ANNEX 1
Drug Product Specifications
[Pursuant to Regulation S-K, Item 601(a)(5), this Appendix setting forth drug product specifications has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted appendixes to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

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ANNEX 2
Initial Forecast
[Pursuant to Regulation S-K, Item 601(a)(5), this Appendix setting forth the initial forecast has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted appendixes to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]
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